                                                                   EXHIBIT 23.01

                               CONSENT OF COUNSEL

     We hereby consent to all references to our firm under the captions "Tax Consequences" and "Lawyers; Accountants" in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Reg. No. 333-126172), as filed with the United States Securities and Exchange Commission on or about July 18, 2008, and the related Prospectus of Man-AHL 130, LLC.


/s/ Sidley Austin LLP
July 18, 2008